Exhibit 23.2

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

Board of Directors
Cornerstone Bancorp

We consent to the inclusion in this Registration Statement on Form SB-2 filed by Cornerstone Bancorp in connection with registration of 445,000 shares of its common stock of our Report dated February 11, 2005, except for Note 21, as to which the date is September 1, 2005, relating to the consolidated balance sheets of Cornerstone Bancorp and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended December 31, 2004. We also consent to reference to us under the heading "Accounting Matters" in such Registration Statement.

                                                    s/Elliott Davis, LLP
                                                    Elliott Davis, LLP

Greenville, South Carolina
September 14, 2005